Exhibit 99.1

Millrose Properties, Inc. Announces Launch of $1.0 Billion Senior Notes Offering

Miami, Florida – September 22, 2026 — Millrose Properties, Inc. (NYSE: MRP) (“Millrose” or the “Company”) announced today that it plans to offer (the “Offering”) up to $1.0 billion in aggregate principal amount of senior notes in two separate tranches, one representing $500.0 million in aggregate principal amount of senior notes due 2029 and the other representing $500.0 million in aggregate principal amount of senior notes due 2031 (together, the “Notes”), subject to market conditions. The Offering will be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).

Millrose intends to use the net proceeds of the Offering, together with $500 million drawn under the Company’s delayed draw term loan facility, for general corporate purposes, which may include the acquisition of homesites from the combined Dream Finders Homes, Inc. and Beazer Homes, Inc. entity (such previously announced merger, the “Dream Finders Transaction”), and to repay borrowings outstanding under the Company’s revolving credit facility (the “Revolving Credit Facility”), which had $850 million principal amount outstanding as of September 21, 2026. If the Dream Finders Transaction is not consummated on or prior to May 13, 2027, the Company will use a portion of the net proceeds from the Offering, together with cash on hand and/or borrowings under the Revolving Credit Facility, to effect a special mandatory redemption of $500 million of the 2031 Notes.

The Notes and the related guarantees will be offered and sold only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act and to certain non-U.S. persons in transactions outside the United States in reliance on Regulation S under the Securities Act. The Notes and the related guarantees have not been and will not be registered under the Securities Act or the securities laws of any state or other jurisdiction, and the Notes may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities or blue sky laws and foreign securities laws.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor shall there be any sales of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This notice is being issued pursuant to, and in accordance with, Rule 135c under the Securities Act.

About Millrose Properties, Inc.

Millrose (NYSE: MRP) is the premier homesite option platform for residential homebuilders, specializing in the acquisition and horizontal development of land to provide a predictable, just-in-time supply of finished homesites – the most scarce and mission-critical resource in homebuilding. Unlike traditional land bankers, Millrose uses a proprietary technology platform with real-time data analytics to drive acquisition decisions, with every transaction subject to rigorous independent due diligence. By enabling an asset-light model, Millrose gives its diverse roster of homebuilder partners the strategic flexibility to maintain production volumes and optimize balance sheet efficiency across all market environments.

Forward-looking Statements

Certain statements contained in this press release and oral statements made regarding the matters addressed in this release constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements about the Offering, the expected use of proceeds therefrom and other future events. All forward-looking statements included in this release are qualified in their entirety by, and should be read in the context of, the risk factors and other factors disclosed in the Company’s filings with the Securities and Exchange Commission, which can be obtained free of charge on the Securities and Exchange Commission’s web site at http://www.sec.gov. Except to the extent required by applicable law, Millrose undertakes no obligation to update or revise any information contained in this communication beyond the date hereof, whether as a result of new information, future events or otherwise.

Media

Ben Spicehandler / Stephen Pettibone

FGS Global

MillroseProperties@fgsglobal.com